Exhibit 5(a)


                                  REID & PRIEST LLP
                                 40 West 57th Street
                               New York, New York 10019


                                    August 4, 1997



          TUC Holding Company
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas  75201


          Ladies and Gentlemen:

                    Referring to the Registration Statement on Form S-8 to be filed by TUC Holding Company (Company), on or about the date hereof, with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, for the registration of 200,000 shares of the Company's common stock, without par value (Stock), to be offered from time to time in connection with the ENSERCH Corporation Employee Stock Purchase and Savings Plan (Plan) and of an indeterminate amount of interests in the Plan, we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable and to make valid the interests in the Plan will have been taken when any shares of authorized but unissued Stock shall have been issued pursuant to the Plan and delivered for the consideration contemplated in the Plan.

                    We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. As to all matters of Texas law, we have with your consent relied upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P. of Dallas, Texas.

                    We hereby consent to the use of our name in the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP